Exhibit (q)(12)

                                POWER OF ATTORNEY

     We, the undersigned officers and Trustees of Tax-Managed Mid-Cap Stock Portfolio, a New York trust, do hereby severally constitute and appoint Alan R. Dynner, Thomas E. Faust Jr., James B. Hawkes and James L. O'Connor, or any of them, to be true, sufficient and lawful attorneys, or attorney for each of us, to sign for each of us, in the name of each of us in the capacities indicated below, the Registration Statement and any and all amendments (including post-effective amendments) to the Registration Statement on Form N-1A filed by Eaton Vance Mutual Funds Trust with the Securities and Exchange Commission in respect of shares of beneficial interest and other documents and papers relating thereto.

     IN WITNESS WHEREOF we have hereunto set our hands on the dates set opposite our respective signatures.

Signature                       Title                               Date
---------                       -----                               ----

/s/ James B. Hawkes             President, Principal           December 10, 2001
----------------------------    Executive Officer
James B. Hawkes                 and Trustee


/s/ James L. O'Connor           Treasurer and Principal        December 10, 2001
----------------------------    Financial and Accounting
James L. O'Connor               Officer


/s/ Jessica M. Bibliowicz       Trustee                        December 10, 2001
----------------------------
Jessica M. Bibliowicz


/s/ Donald R. Dwight            Trustee                        December 10, 2001
----------------------------
Donald R. Dwight


/s/ Samuel L. Hayes, III        Trustee                        December 10, 2001
----------------------------
Samuel L. Hayes, III


/s/ Norton H. Reamer            Trustee                        December 10, 2001
----------------------------
Norton H. Reamer


/s/ Jack L. Treynor             Trustee                        December 10, 2001
----------------------------
Jack L. Treynor